Exhibit 3.4

                         ARIZONA CORPORATION COMMISSION


September 14, 2005

ACCUSEARCH INC
2338 W ROYAL PALM RD STE J
PHOENIX, AZ 85021

RE: AQUACELL WATER, INC.
File Number: F-1225899-1

We are pleased to notify you that your Application for Authority to transact business in Arizona was approved and filed on August 31, 2005.

You must publish a copy of your Application for Authority. The publication must be in a newspaper of general circulation in the county of the known place of business in Arizona, as filed with the Commission for three (3) consecutive publications. An affidavit from the newspaper, evidencing such publication, must be delivered to the Commission for filing WITHIN NINETY (90) DAYS from the date of this letter.

All corporations transacting business in Arizona are required to file an Annual Report with the Commission, on the anniversary of the date of incorporation. Each year, a preprinted Annual Report form will be mailed to the corporation's known place of business approximately two months prior to the due date of the report. Should the report fail to arrive, contact the Commission. It is imperative that corporations notify the Commission immediately (in writing) if they change their corporate address, statutory agent or agent address. Address change orders must be executed (signed) by a corporate officer. Postal forwarding orders are not sufficient.

The Commission strongly recommends that you periodically check Commission records regarding the corporation. The Commission web site www.cc.state.az.us/corp contains information specific to each corporation of record and is a good general source of information.

If you have questions or need of further information, please contact us at
(602) 542-3135 in Phoenix, (520) 628-6560 in Tucson, or Toll Free (Arizona residents only) at 1-800-345-5819.

Sincerely,

Sonia Sanchez
Examiner
Corporations Division

CF: 07
REV. 01/2003


               1300 West Washington, Phoenix, Arizona 85007-2929
             400 West Congress Street, Tucson, Arizona 85701-1347
                       www.cc.state.az.us - 602-542-3135

AFFIDAVIT OF PUBLICATION
for Corporation Commission

                              ARIZONA CAPITOL TIMES
                   -------------------------------------------
                      P.O. Box 2260       Phoenix, AZ 85002
                   Phone: (602) 258-7026 / Fax: (602) 258-2504

                                                                RECEIVED

                                                              OCT 03 2005

                                                        ARIZONA CORP. COMMISSION
                                                          CORPORATIONS DIVISION

STATE OF ARIZONA
County of Maricopa

I, GINGER L. LAMB, as vice president and publisher of Arizona Capitol Times, am authorized as agent to make this affidavit of publication. Under oath, I state that the following is true and correct.

The ARIZONA CAPITOL TIMES, is a newspaper which is published weekly, is of general circulation and is in compliance with Arizona Revised Statutes Sections 10-140.34 & 39-201.A & B. The notice will be/has been published three (3) consecutive times in the newspaper listed above.


DATES OF PUBLICATION:
        1)      September 30, 2005
        2)      October 7, 2005
        3)      October 14, 2005

THE NAME OF THE CORPORATION:    AQUACELL WATER, INC.

CORPORATE FILE NUMBER:          F-1225899-1

TYPE OF DOCUMENT:               Application for Authority


                                AUTHORIZED SIGNATURE: /s/ Ginger L. Lamb
                                                      -----------------------


                                            SUBSCRIBED AND SWORN TO BEFORE ME
                                            ON THE 30TH DAY OF SEPTEMBER, 2005.


                                NOTARY SIGNATURE: /s/ Laura M. Kaminski
                                                  ---------------------------

                                                      OFFICIAL SEAL
                                                    LAURA M. KAMINSKI
                                             NOTARY PUBLIC - State of Arizona
                                                     MARICOPA COUNTY
                                               My Comm. Expires Jan. 6, 2009